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                                                                      Exhibit 23



                               CONSENT OF COUNSEL


         I consent to the reference to me under the heading "Item 1. Legal Proceedings" in Part II of the Quarterly Report on Form 10-Q of Meritor Automotive, Inc. ("Meritor") for the quarterly period ended March 31, 1999, and to the incorporation by reference of such reference into Meritor's Registration Statement on Form S-8 (Registration No. 333-35403) pertaining to the Meritor Savings Plan; and Meritor's Registration Statement on Form S-8 (Registration No. 333-35407) pertaining to the Meritor 1997 Long-Term Incentives Plan.





                               /s/ M. Lee Murrah
                               -----------------
                                   M. Lee Murrah
                          Assistant General Counsel of
                            Meritor Automotive, Inc.

Date:  May 14, 1999








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